Exhibit 99.1

FOR IMMEDIATE RELEASE	FOR FURTHER INFORMATION CONTACT:

Michelle D. Esterman
Chief Financial Officer
T: (770) 612-7007
E: Michelle.Esterman@altisource.com

ALTISOURCE ANNOUNCES SECOND QUARTER 2023 FINANCIAL RESULTS
Luxembourg, July 27, 2023 - Altisource Portfolio Solutions S.A. (“Altisource” or the “Company”) (NASDAQ: ASPS), a leading provider and marketplace for the real estate and mortgage industries, today reported financial results for the second quarter 2023.
“Our Adjusted EBITDA performance continues to improve over 2022. Second quarter Adjusted EBITDA was 47% better than the same period in 2022 and year-to-date Adjusted EBITDA was 81%, or $8.7 million, better. Based on our current forecast, we anticipate roughly break-even Adjusted EBITDA for the third quarter and positive Adjusted EBITDA for the fourth quarter and full year. While our second quarter Adjusted EBITDA was impacted by an estimated $0.9 million from certain unexpected non-recurring items, we remain ahead of our Adjusted EBITDA plan for the first half of the year. Despite improving second quarter Adjusted EBITDA compared to the same period in 2022, interest expense from the higher interest rate environment and our amended term loan contributed to the greater second quarter 2023 Adjusted net loss. Second quarter service revenue was lower than the same quarter last year primarily from the exit of a low margin customer care business in the fourth quarter 2022, the decline in a customer’s propensity to order services in two of our lower margin default related businesses and unexpected temporary delays in certain California foreclosures. We believe those temporary foreclosure holds are now behind us and that the associated revenue is largely deferred and not lost,” said Chairman and Chief Executive Officer William B. Shepro.
Mr. Shepro further commented, “We continue to position Altisource to take advantage of what we see as significant potential opportunities in the residential mortgage default market over the coming years as the market continues to normalize. Our sales pipeline and wins in both of our segments remain strong, and we continue to aggressively manage our expenses. Our consolidated weighted average pipeline at the end of the second quarter is an estimated $63 million of annual revenue on a stabilized basis, representing 48% of our annualized second quarter 2023 revenue. We are also winning new business. Since last quarter, we’ve won business that we estimate will generate $18.6 million of annual revenue on a stabilized basis. This includes a July win of $12.8 million from a new asset management client that we estimate will generate $3 million to $5 million per year in Adjusted EBITDA across Hubzu and most of our other default solutions. During the quarter, we continued to onboard and grow sales wins from 2022 and 2023, which combined are now at a $13 million annualized revenue run rate. Finally, from a cost perspective, in July we began to implement a company-wide cost reduction plan that we estimate will reduce annual cash operating expenses by $13.5 million once complete.”
Second Quarter 2023 Highlights(1)
Corporate and Financial:
•Ended the second quarter 2023 with $35.0 million of cash and cash equivalents and $15.0 million available under a revolving credit facility
•Ended the second quarter 2023 with $194.7 million of net debt(2)
•Second quarter Adjusted earnings before interest, tax, depreciation and amortization (“EBITDA”)(2) of $(3.5) million and year-to-date June 2023 EBITDA(2) of $(2.0) million was 47% and 81%, respectively, better than the same periods in 2022; second quarter 2023 EBITDA was negatively impacted by a temporary delay in certain California foreclosures

(resulting in an estimated $(0.5) million reduction in EBITDA) and the settlement of a non-recurring litigation matter (resulting in a $(0.4) million reduction in EBITDA)
•Second quarter Adjusted EBITDA loss in the Corporate segment was $2.3 million, or 19%, better than the same quarter in 2022
•In July 2023, the Company began to implement a company-wide cost reduction plan which is estimated to reduce annual cash operating expenses by $13.5 million once complete
Business and Industry:
•Industrywide foreclosure initiations were 13% lower for the six months ended June 30, 2023 compared to the same period in 2022 (and 31% lower than the same pre-COVID-19 period in 2019)(3)
•Industrywide foreclosure sales were 23% higher for the six months ended June 30, 2023 compared to the same period in 2022 (although still 46% lower than the same pre-COVID-19 period in 2019)(3)
•Industrywide early-stage mortgage delinquencies (30-days late) increased by 2.2% and borrowers who’ve missed two payments (60-days past due) increased by 1.7% in June 2023 compared to May 2023(3)
•The weighted average sales pipeline in the Servicer and Real Estate segment represents $34 million to $43 million of estimated annual revenue on a stabilized basis based upon our forecasted probability of closing
•The weighted average sales pipeline in the Origination segment represents $22 million to $27 million of estimated annual revenue on a stabilized basis based upon our forecasted probability of closing; this includes $9 million in weighted revenue opportunities related to pricing proposals to Lenders One members and prospects for our newer reseller business
•The Servicer and Real Estate segment and Origination segment each had strong sales wins which we estimate represent $2.9 million and $2.9 million, respectively, of annualized revenue on a stabilized basis
•In July 2023, the Servicer and Real Estate segment won business from a new customer that we estimate will generate $12.8 million in annual revenue and $3 million to $5 million per year in Adjusted EBITDA across the default solutions; referrals are anticipated to begin in the third quarter of 2023 with revenue and earnings stabilization anticipated by the middle of 2024, if not sooner
Second Quarter 2023 Financial Results
•Service revenue of $33.2 million
•Loss before income taxes and non-controlling interests of $(18.2) million
•Net loss attributable to Altisource of $(18.9) million
•Adjusted EBITDA(2) of $(3.5) million
Second Quarter 2023 Results Compared to the Second Quarter 2022 (unaudited):

(in thousands, except per share data)	Second Quarter 2023	Second Quarter 2022	% Change	Year-to-Date June 30, 2023	Year-to-Date June 30, 2022	% Change
Service revenue	$33,173	$37,638	(12)	$70,244	$75,401	(7)
Loss from operations	(6,809)	(10,459)	35	(10,399)	(18,786)	45
Adjusted operating loss(2)	(2,333)	(7,457)	69	(59)	(13,092)	100
Loss before income taxes and non-controlling interests	(18,198)	(13,800)	(32)	(29,536)	(24,943)	(18)
Pretax loss attributable to Altisource(2)	(18,211)	(13,974)	(30)	(29,629)	(25,278)	(17)
Adjusted pretax loss attributable to Altisource(2)	(13,735)	(10,972)	(25)	(19,289)	(19,584)	2
Adjusted EBITDA(2)	(3,491)	(6,611)	47	(2,020)	(10,754)	81
Net loss attributable to Altisource	(18,850)	(15,495)	(22)	(31,797)	(27,685)	(15)
Adjusted net loss attributable to Altisource(2)	(14,140)	(11,226)	(26)	(21,228)	(20,520)	(3)
Diluted loss per share	(0.90)	(0.96)	6	(1.62)	(1.73)	6
Adjusted diluted loss per share(2)	(0.68)	(0.70)	3	(1.08)	(1.28)	16
Net cash used in operating activities	(7,882)	(8,874)	11	(10,940)	(25,784)	58
Net cash used in operating activities less additions to premises and equipment(2)	(7,882)	(9,434)	16	(10,940)	(26,418)	59
•Second quarter and year-to-date June 30, 2023 loss before income taxes and non-controlling interests includes $0.1 million and $3.3 million, respectively, of debt amendment costs (no comparative amount for the second quarter and year-to-date 2022). Second quarter and year-to-date June 30, 2023 loss before income taxes and non-controlling interests includes $1.8 million and $1.1 million, respectively, of other income related to the change in fair value of warrant liability (no comparative amount for the second quarter and year-to-date 2022)
________________________
(1)Applies to 2023 unless otherwise indicated
(2)This is a non-GAAP measure that is defined and reconciled to the corresponding GAAP measure herein
(3)Based on data from Black Knight’s Mortgage Monitor and First Look reports through June 2023
Forward-Looking Statements
This press release contains forward-looking statements that involve a number of risks and uncertainties. These forward-looking statements include all statements that are not historical fact, including statements that relate to, among other things, future events or our future performance or financial condition. These statements may be identified by words such as “anticipate,” “intend,” “expect,” “may,” “could,” “should,” “would,” “plan,” “estimate,” “seek,” “believe,” “potential” or “continue” or the negative of these terms and comparable terminology. Such statements are based on expectations as to the future and are not statements of historical fact. Furthermore, forward-looking statements are not guarantees of future performance and involve a number of assumptions, risks and uncertainties that could cause actual results to differ materially. Important factors that could cause actual results to differ materially from those suggested by the forward-looking statements include, but are not limited to, the risks discussed in Item 1A of Part I “Risk Factors” in our Form 10-K filing with the Securities and Exchange Commission, as the same may be updated from time to time in our Form 10-Q filings. We caution you not to place undue reliance on these forward-looking statements which reflect our view only as of the date of this report. We are under no obligation (and expressly disclaim any obligation) to update or alter any forward-looking statements contained herein to reflect any change in our expectations with regard thereto or change in events, conditions or circumstances on which any such statement is based. The risks and uncertainties to which forward-looking statements are subject include, but are not limited to, risks related to the COVID-19 pandemic, customer concentration, the timing of the anticipated increase in default related referrals following the expiration of foreclosure and eviction moratoriums and forbearance programs, the timing of the expiration of such moratoriums and programs, and any other delays occasioned by government, investor or servicer actions, the use and success of our products and services, our ability to retain existing customers and attract new customers and the potential for expansion or changes in our customer relationships, technology disruptions, our compliance with applicable data requirements, our use of third party vendors and contractors, our ability to effectively manage potential conflicts of interest, macro-economic and industry specific conditions, our ability to effectively manage our regulatory and contractual obligations, the adequacy of our financial resources, including our sources of liquidity and ability to repay borrowings and comply with our Credit Agreement, including the financial and other covenants contained therein, as well as Altisource’s ability to retain key executives or employees, behavior of customers, suppliers and/or competitors, technological developments, governmental regulations, taxes and policies. The financial projections and scenarios contained in this press release are expressly qualified as forward-looking statements and, as with other forward-looking statements, should not be unduly relied upon. We undertake no obligation to update these statements, scenarios and projections as a result of a change in circumstances, new information or future events.
Webcast
Altisource will host a webcast at 08:30 a.m. EDT today to discuss our second quarter. A link to the live audio webcast will be available on Altisource’s website in the Investor Relations section. Those who want to listen to the call should go to the website at least fifteen minutes prior to the call to register, download and install any necessary audio software. A replay of the conference call will be available via the website approximately two hours after the conclusion of the call and will remain available for approximately 30 days.
About Altisource
Altisource Portfolio Solutions S.A. is an integrated service provider and marketplace for the real estate and mortgage industries. Combining operational excellence with a suite of innovative services and technologies, Altisource helps solve the demands of the ever-changing markets we serve. Additional information is available at www.Altisource.com.

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(in thousands, except per share data)
(unaudited)

	Three months ended June 30,		Six months ended June 30,
	2023	2022	2023	2022

Service revenue	$33,173	$37,638	$70,244	$75,401
Reimbursable expenses	2,049	2,609	4,359	4,201
Non-controlling interests	13	174	93	335
Total revenue	35,235	40,421	74,696	79,937
Cost of revenue	29,703	36,355	60,660	70,224
Gross profit	5,532	4,066	14,036	9,713
Selling, general and administrative expenses	12,341	14,525	24,435	28,499

Loss from operations	(6,809)	(10,459)	(10,399)	(18,786)
Other income (expense), net:
Interest expense	(9,904)	(3,534)	(16,664)	(7,090)
Change in fair value of warrant liability	(1,774)	—	(1,080)	—
Debt amendment costs	(101)	—	(3,343)	—
Other income (expense), net	390	193	1,950	933
Total other income (expense), net	(11,389)	(3,341)	(19,137)	(6,157)

Loss before income taxes and non-controlling interests	(18,198)	(13,800)	(29,536)	(24,943)
Income tax provision	(639)	(1,521)	(2,168)	(2,407)

Net loss	(18,837)	(15,321)	(31,704)	(27,350)
Net income attributable to non-controlling interests	(13)	(174)	(93)	(335)

Net loss attributable to Altisource	$(18,850)	$(15,495)	$(31,797)	$(27,685)

Loss per share:
Basic	$(0.90)	$(0.96)	$(1.62)	$(1.73)
Diluted	$(0.90)	$(0.96)	$(1.62)	$(1.73)

Weighted average shares outstanding:
Basic	20,840	16,083	19,648	16,020
Diluted	20,840	16,083	19,648	16,020

Comprehensive loss:
Comprehensive loss, net of tax	$(18,837)	$(15,321)	$(31,704)	$(27,350)
Comprehensive income attributable to non-controlling interests	(13)	(174)	(93)	(335)

Comprehensive loss attributable to Altisource	$(18,850)	$(15,495)	$(31,797)	$(27,685)

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
CONSOLIDATED BALANCE SHEETS
(in thousands, except for per share data)
(unaudited)

	June 30, 2023	December 31, 2022

ASSETS
Current assets:
Cash and cash equivalents	$35,041	$51,025
Accounts receivable, net of allowance for doubtful accounts of $4,314 and $4,363, respectively	13,681	12,989
Prepaid expenses and other current assets	11,063	23,544
Total current assets	59,785	87,558

Premises and equipment, net	2,842	4,222
Right-of-use assets under operating leases	4,689	5,321
Goodwill	55,960	55,960
Intangible assets, net	29,170	31,730
Deferred tax assets, net	5,029	5,048
Other assets	7,081	5,166

Total assets	$164,556	$195,005

LIABILITIES AND DEFICIT
Current liabilities:
Accounts payable and accrued expenses	$32,320	$33,507
Warrant liability	9,176	—
Deferred revenue	3,075	3,711
Other current liabilities	2,585	2,867
Total current liabilities	47,156	40,085

Long-term debt	217,881	245,230
Deferred tax liabilities, net	8,745	9,028
Other non-current liabilities	18,869	19,536

Commitments, contingencies and regulatory matters

Equity (deficit):
Common stock ($1.00 par value; 100,000 shares authorized, 29,963 issued and 20,866 outstanding as of June 30, 2023; 16,129 outstanding as of December 31, 2022)	29,963	25,413
Additional paid-in capital	167,946	149,348
Retained earnings	75,104	118,948
Treasury stock, at cost (9,097 shares as of June 30, 2023 and 9,284 shares as of December 31, 2022)	(401,774)	(413,358)
Altisource deficit	(128,761)	(119,649)

Non-controlling interests	666	775
Total deficit	(128,095)	(118,874)

Total liabilities and deficit	$164,556	$195,005

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Six months ended June 30,
	2023	2022

Cash flows from operating activities:
Net loss	$(31,704)	$(27,350)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,353	1,846
Amortization of right-of-use assets under operating leases	930	1,745
Amortization of intangible assets	2,560	2,568
PIK accrual	2,556	—
Share-based compensation expense	2,687	2,579
Bad debt expense	522	600
Amortization of debt discount	1,828	329
Amortization of debt issuance costs	1,249	492
Deferred income taxes	(203)	75
Loss on disposal of fixed assets	27	1
Change in fair value of warrant liability	1,080	—
Changes in operating assets and liabilities:
Accounts receivable	(1,214)	828
Prepaid expenses and other current assets	12,504	(1,566)
Other assets	(2,045)	125
Accounts payable and accrued expenses	(1,187)	(4,861)
Current and non-current operating lease liabilities	(960)	(1,935)
Other current and non-current liabilities	(923)	(1,260)
Net cash used in operating activities	(10,940)	(25,784)

Cash flows from investing activities:
Additions to premises and equipment	—	(634)
Proceeds from the sale of business	—	346
Net cash used in investing activities	—	(288)

Cash flows from financing activities:
Proceeds from issuance of common stock, net of issuance costs	20,461	—
Debt issuance and amendment costs	(4,886)	—
Repayments of long-term debt	(20,000)	—
Distributions to non-controlling interests	(202)	(750)
Payments of tax withholding on issuance of restricted share units and restricted shares	(463)	(1,023)
Net cash used in financing activities	(5,090)	(1,773)

Net decrease in cash, cash equivalents and restricted cash	(16,030)	(27,845)
Cash, cash equivalents and restricted cash at the beginning of the period	54,273	102,149

Cash, cash equivalents and restricted cash at the end of the period	$38,243	$74,304

Supplemental cash flow information:
Interest paid	$11,022	$6,218
Income taxes (refunded) paid, net	(4,509)	3,497
Acquisition of right-of-use assets with operating lease liabilities	298	710
Reduction of right-of-use assets from operating lease modifications or reassessments	—	(173)

Non-cash investing and financing activities:
Net decrease in payables for purchases of premises and equipment	$—	$107
Warrants issued in connection with Amended Credit Agreement	8,096	—

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
NON-GAAP MEASURES
(in thousands, except per share data)
(unaudited)
Adjusted operating loss, pretax loss attributable to Altisource, adjusted pretax loss attributable to Altisource, adjusted EBITDA, adjusted net loss attributable to Altisource, adjusted diluted loss per share, net cash used in operating activities less additions to premises and equipment and net debt, which are presented elsewhere in this earnings release, are non-GAAP measures used by management, existing shareholders, potential shareholders and other users of our financial information to measure Altisource’s performance and do not purport to be alternatives to loss from operations, loss before income taxes and non-controlling interests, net loss attributable to Altisource, diluted loss per share, net cash used in operating activities and long-term debt, including current portion, as measures of Altisource’s performance. We believe these measures are useful to management, existing shareholders, potential shareholders and other users of our financial information in evaluating operating profitability and cash flow generation more on the basis of continuing cost and cash flows as they exclude amortization expense related to acquisitions that occurred in prior periods and non-cash share-based compensation, as well as the effect of more significant non-operational items from earnings, cash flows from operating activities and long-term debt net of cash on-hand. We believe these measures are also useful in evaluating the effectiveness of our operations and underlying business trends in a manner that is consistent with management’s evaluation of business performance. Furthermore, we believe the exclusion of more significant non-operational items enables comparability to prior period performance and trend analysis. Specifically, management uses adjusted net loss attributable to Altisource to measure the on-going after tax performance of the Company because the measure adjusts for the after tax impact of more significant non-recurring items, amortization expense relating to prior acquisitions (some of which fluctuates with revenue from certain customers and some of which is amortized on a straight-line basis) and non-cash share-based compensation expense which can fluctuate based on vesting schedules, grant date timing and the value attributable to awards. We believe adjusted net loss attributable to Altisource is useful to existing shareholders, potential shareholders and other users of our financial information because it provides an after-tax measure of Altisource’s on-going performance that enables these users to perform trend analysis using comparable data. Management uses adjusted diluted loss per share to further evaluate adjusted net loss attributable to Altisource while taking into account changes in the number of diluted shares over the comparable periods. We believe adjusted diluted loss per share is useful to existing shareholders, potential shareholders and other users of our financial information because it also enables these users to evaluate adjusted net loss attributable to Altisource on a per share basis. Management uses Adjusted EBITDA to measure the Company’s overall performance (with the adjustments discussed earlier with regard to adjusted net loss attributable to Altisource) without regard to its capitalization (debt vs. equity) or its income taxes and to perform trend analysis of the Company’s performance over time. Our effective income tax rate can vary based on the jurisdictional mix of our income. Additionally, as the Company’s capital expenditures have significantly declined over time, it provides a measure for management to evaluate the Company’s performance without regard to prior capital expenditures. Management also uses Adjusted EBITDA as one of the measures in determining bonus compensation for certain employees. We believe Adjusted EBITDA is useful to existing shareholders, potential shareholders and other users of our financial information for the same reasons that management finds the measure useful. Management uses net debt in evaluating the amount of debt the Company has that is in excess of cash and cash equivalents. We believe net debt is useful to existing shareholders, potential shareholders and other users of our financial information for the same reasons management finds the measure useful.
Altisource operates in several countries, including Luxembourg, India, the United States and Uruguay. The Company has differing effective tax rates in each country and these rates may change from year to year. In determining the tax effects related to the adjustments in calculating adjusted net loss attributable to Altisource and adjusted diluted loss per share, we use the tax rate in the country in which the adjustment applies or, if the adjustment is recognized in more than one country, we separate the adjustment by country, apply the relevant tax rate for each country to the applicable adjustment, and then sum the result to arrive at the total adjustment, net of tax. In 2019, the Company recognized a full valuation allowance on its net deferred tax assets in Luxembourg. Accordingly, for 2023 and 2022, the Company has an effective tax rate of close to 0% in Luxembourg.
It is management’s intent to provide non-GAAP financial information to enhance the understanding of Altisource’s GAAP financial information, and it should be considered by the reader in addition to, but not instead of, the financial statements prepared in accordance with GAAP. Each non-GAAP financial measure is presented along with the corresponding GAAP measure so as not to imply that more emphasis should be placed on the non-GAAP measure. The non-GAAP financial information presented may be determined or calculated differently by other companies. The non-GAAP financial information should not be unduly relied upon.
Adjusted operating loss is calculated by removing intangible asset amortization expense, share-based compensation expense, cost of cost savings initiatives and other, debt amendment costs and Unrealized loss on warrant liability from loss from operations. Pretax loss attributable to Altisource is calculated by removing non-controlling interests from loss before income taxes and non-controlling interests. Adjusted pretax loss attributable to Altisource is calculated by removing non-controlling

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
NON-GAAP MEASURES
(in thousands, except per share data)
(unaudited)
interests, intangible asset amortization expense, share-based compensation expense, cost of cost savings initiatives and other, debt amendment costs and unrealized loss on warrant liability from loss before income taxes and non-controlling interests. Adjusted EBITDA is calculated by removing the income tax provision, interest expense (net of interest income), depreciation and amortization, share-based compensation expense, cost of cost savings initiatives and other, debt amendment costs and unrealized loss on warrant liability from net loss attributable to Altisource. Adjusted net loss attributable to Altisource is calculated by removing intangible asset amortization expense (net of tax), share-based compensation expense (net of tax), cost of cost savings initiatives and other (net of tax), debt amendment costs, unrealized loss on warrant liability and certain income tax related items from net loss attributable to Altisource. Adjusted diluted loss per share is calculated by dividing net loss attributable to Altisource after removing intangible asset amortization expense (net of tax), share-based compensation expense (net of tax), cost of cost savings initiatives and other (net of tax), debt amendment costs (net of tax), unrealized loss on warrant liability (net of tax) and certain income tax related items by the weighted average number of diluted shares. Net cash used in operating activities less additions to premises and equipment is calculated by removing additions to premises and equipment from net cash used in operating activities. Net debt is calculated as long-term debt, including current portion, minus cash and cash equivalents.

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
NON-GAAP MEASURES
(in thousands, except per share data)
(unaudited)
Reconciliations of the non-GAAP measures to the corresponding GAAP measures are as follows:

	Three months ended June 30,		Six months ended June 30,
	2023	2022	2023	2022

Loss from operations	$(6,809)	$(10,459)	$(10,399)	$(18,786)

Intangible asset amortization expense	1,280	1,284	2,560	2,568
Share-based compensation expense	1,242	1,289	2,687	2,579
Cost of cost savings initiatives and other	79	429	670	547
Debt amendment costs	101	—	3,343	—
Unrealized loss on warrant liability	1,774	—	1,080	—

Adjusted operating loss	$(2,333)	$(7,457)	$(59)	$(13,092)

Loss before income taxes and non-controlling interests	$(18,198)	$(13,800)	$(29,536)	$(24,943)

Non-controlling interests	(13)	(174)	(93)	(335)
Pretax loss attributable to Altisource	(18,211)	(13,974)	(29,629)	(25,278)
Intangible asset amortization expense	1,280	1,284	2,560	2,568
Share-based compensation expense	1,242	1,289	2,687	2,579
Cost of cost savings initiatives and other	79	429	670	547
Debt amendment costs	101	—	3,343	—
Unrealized loss on warrant liability	1,774	—	1,080	—

Adjusted pretax loss attributable to Altisource	$(13,735)	$(10,972)	$(19,289)	$(19,584)

Net loss attributable to Altisource	$(18,850)	$(15,495)	$(31,797)	$(27,685)

Income tax provision	639	1,521	2,168	2,407
Interest expense (net of interest income)	9,589	3,473	15,915	6,984
Depreciation and amortization	1,935	2,172	3,914	4,414
Share-based compensation expense	1,242	1,289	2,687	2,579
Cost of cost savings initiatives and other	79	429	670	547
Debt amendment costs	101	—	3,343	—
Unrealized loss on warrant liability	1,774	—	1,080	—

Adjusted EBITDA	$(3,491)	$(6,611)	$(2,020)	$(10,754)

Net loss attributable to Altisource	$(18,850)	$(15,495)	$(31,797)	$(27,685)

Intangible asset amortization expense, net of tax	1,278	1,281	2,555	2,563
Share-based compensation expense, net of tax	1,109	1,122	2,276	2,298
Cost of cost savings initiatives and other, net of tax	65	361	556	488
Debt amendment costs, net of tax	101	—	3,343	—
Unrealized loss on warrant liability	1,774	—	1,080	—
Certain income tax related items	383	1,505	759	1,816

Adjusted net loss attributable to Altisource	$(14,140)	$(11,226)	$(21,228)	$(20,520)

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
NON-GAAP MEASURES
(in thousands, except per share data)
(unaudited)

	Three months ended June 30,		Six months ended June 30,
	2023	2022	2023	2022

Diluted loss per share	$(0.90)	$(0.96)	$(1.62)	$(1.73)

Intangible asset amortization expense, net of tax, per diluted share	0.06	0.08	0.13	0.16
Share-based compensation expense, net of tax, per diluted share	0.05	0.07	0.12	0.14
Cost of cost savings initiatives and other, net of tax, per diluted share	—	0.02	0.03	0.03
Debt amendment costs, net of tax, per diluted share	—	—	0.17	—
Unrealized loss on warrant liability, net of tax, per diluted share	0.09	—	0.05	—
Certain income tax related items per diluted share	0.02	0.09	0.04	0.11

Adjusted diluted loss per share	$(0.68)	$(0.70)	$(1.08)	$(1.28)

Calculation of the impact of intangible asset amortization expense, net of tax
Intangible asset amortization expense	$1,280	$1,284	$2,560	$2,568
Tax benefit from intangible asset amortization	(2)	(2)	(5)	(5)
Intangible asset amortization expense, net of tax	1,278	1,281	2,555	2,563
Diluted share count	20,840	16,083	19,648	16,020

Intangible asset amortization expense, net of tax, per diluted share	$0.06	$0.08	$0.13	$0.16

Calculation of the impact of share-based compensation expense, net of tax
Share-based compensation expense	$1,242	$1,289	$2,687	$2,579
Tax benefit from share-based compensation expense	(133)	(167)	(411)	(281)
Share-based compensation expense, net of tax	1,109	1,122	2,276	2,298
Diluted share count	20,840	16,083	19,648	16,020

Share-based compensation expense, net of tax, per diluted share	$0.05	$0.07	$0.12	$0.14

Calculation of the impact of cost of cost savings initiatives and other, net of tax
Cost of cost savings initiatives and other	$79	$429	$670	$547
Tax benefit from cost of cost savings initiatives and other	(14)	(68)	(114)	(59)
Cost of cost savings initiatives and other, net of tax	65	361	556	488
Diluted share count	20,840	16,083	19,648	16,020

Cost of cost savings initiatives and other, net of tax, per diluted share	$0.00	$0.02	$0.03	$0.03

Calculation of the impact of debt amendment costs, net of tax
Debt amendment costs	$101	$—	$3,343	$—
Tax benefit from debt amendment costs	—	—	—	—
Debt amendment costs, net of tax	101	—	3,343	—
Diluted share count	20,840	16,083	19,648	16,020

Debt amendment costs, net of tax, per diluted share	$0.00	$—	$0.17	$—

ALTISOURCE PORTFOLIO SOLUTIONS S.A.
NON-GAAP MEASURES
(in thousands, except per share data)
(unaudited)

	Three months ended June 30,		Six months ended June 30,
	2023	2022	2023	2022

Calculation of the impact of unrealized loss on warrant liability, net of tax
Unrealized loss on warrant liability	$1,774	$—	$1,080	$—
Tax benefit from unrealized gain on warrant liability	—	—	—	—
Unrealized loss on warrant liability, net of tax	1,774	—	1,080	—
Diluted share count	20,840	16,083	19,648	16,020

Unrealized loss on warrant liability, net of tax, per diluted share	$0.09	$—	$0.05	$—

Certain income tax related items resulting from:
Foreign income tax reserves / other	$383	$1,505	$759	$1,816
Certain income tax related items	383	1,505	759	1,816
Diluted share count	20,840	16,083	19,648	16,020

Certain income tax related items per diluted share	$0.02	$0.09	$0.04	$0.11

Net cash used in operating activities	$(7,882)	$(8,874)	$(10,940)	$(25,784)
Less: additions to premises and equipment	—	(560)	—	(634)

Net cash used in operating activities less additions to premises and equipment	$(7,882)	$(9,434)	$(10,940)	$(26,418)

	June 30, 2023	June 30, 2022

Senior Secured Term Loans	$229,760	$247,204
Less: Cash and cash equivalents	(35,041)	(70,693)

Net debt	$194,719	$176,511
Note: Amounts may not add to the total due to rounding.